Exhibit 8.1

Subsidiaries of the Company

Legal Name	Jurisdiction of Incorporation

Polestar Holding AB	Sweden

Polestar Automotive (Singapore) Pte. Ltd.	Singapore

Polestar Performance AB	Sweden

Polestar Automotive Canada Inc.	Alberta, Canada

Polestar Automotive USA Inc.	Delaware, USA

Gores Guggenheim, Inc.	Delaware, USA

Polestar Automotive Belgium BV	Belgium

Polestar Automotive Germany GmbH	Germany

Polestar Automotive Netherlands BV	Netherlands

Polestar Automotive Sweden AB	Sweden

Polestar Automotive Austria GmbH	Austria

Polestar Automotive Denmark ApS	Denmark

Polestar Automotive Finland Oy	Finland

Polestar Automotive Switzerland GmbH	Switzerland

Polestar Automotive Norway A/S	Norway

Polestar Automotive Korea Limited	South Korea

Polestar Automotive Australia PTY Ltd	Australia

Polestar Automotive (Singapore) Distribution Pte. Ltd.	Singapore

Polestar Automotive Ireland Limited	Republic of Ireland

PLSTR Automotive Portugal Unipessoal Lda	Portugal

Polestar Automotive Poland sp. zo. o	Poland

Polestar Automotive UK Limited	United Kingdom

Polestar Automotive Spain S.L	Spain

Polestar Automotive Luxembourg SARL	Luxembourg

Polestar Automotive Czech Republic s.r.o	Czech Republic

Polestar Automotive Shanghai Co., Ltd.	People’s Republic of China

Polestar New Energy Vehicle Co., Ltd.	People’s Republic of China

Polestar Automotive China Distribution Co., Ltd.	People’s Republic of China

Polestar Automotive Consulting Service (Shanghai) Co., Ltd.	People’s Republic of China

Polestar Automotive (Chongqing) Co., Ltd.	People’s Republic of China

Polestar Automotive China Distribution Co., Ltd. Shanghai Jing’an Branch	People’s Republic of China

Polestar Automotive China Distribution Co., Ltd. Beijing Branch	People’s Republic of China

Polestar Automotive China Distribution Co., Ltd. Shenzhen Branch	People’s Republic of China

Polestar Automotive Distribution (Taizhou) Co., Ltd.	People’s Republic of China

Polestar Automotive China Distribution Co., Ltd. Beijing Chaoyang Branch	People’s Republic of China

Polestar Automotive China Distribution Co., Ltd. Beijing Shunyi Branch	People’s Republic of China

Polestar Automotive China Distribution Co., Ltd. Beijing Branch	People’s Republic of China

Polestar Automotive China Distribution Co., Ltd. Guangzhou Branch	People’s Republic of China

Polestar Automotive China Distribution Co., Ltd. Guangzhou Tianhe Branch	People’s Republic of China

Polestar Automotive China Distribution Co., Ltd. Chengdu Branch	People’s Republic of China

Polestar Automotive China Distribution Co., Ltd. Hangzhou Branch	People’s Republic of China

Polestar Automotive China Distribution Co., Ltd. Shanghai Minhang Branch	People’s Republic of China

Polestar Automotive China Distribution Co., Ltd. Shanghai Branch	People’s Republic of China

Polestar Automotive China Distribution Co., Ltd. Shanghai Pudong Jinqiao Branch	People’s Republic of China

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